Exhibit 99.1

ANTARES PHARMA RECEIVES NYSE AMEX NOTIFICATION

EWING, NJ, June 4, 2009 --- Antares Pharma, Inc. (NYSE Amex: AIS) today announced that on June 2, 2009, it received notice from the NYSE Amex LLC (the “Exchange”) indicating that, based on a review of publicly available information, the Company is not in compliance with the minimum stockholders' equity requirements for continued listing on the NYSE Amex as set forth in Section 1003(a)(iii) of the NYSE Amex Company Guide with stockholders' equity of less than $6,000,000 and losses from continuing operations and net losses in its five most recent fiscal years.

In order to maintain its listing, the Company must submit a plan by July 1, 2009 (the “Plan”), advising the Exchange of the action it has taken or will take, that would bring it into compliance with the continued listing standards. Subject to the Plan being accepted by the Exchange, the Company would have 18 months, or until December 1, 2010, to implement the Plan, during which time the Company will be subject to periodic review to determine if it is making progress consistent with the Plan.

The Company has verbally informed the staff of the Exchange that it intends to submit a Plan to resolve listing deficiencies and to regain compliance with the NYSE Amex continued listing requirements. To regain compliance the Company must have $6,000,000 of stockholders’ equity or maintain a market capitalization of $50,000,000 for a certain period of time.

About Antares Pharma

Antares Pharma is a product development company committed to improving pharmaceuticals through its patented drug delivery systems. Antares has multiple development partnerships with leading pharmaceutical companies. The Company’s products are designed to improve safety and efficacy profiles by minimizing dosing and reducing side effects while enabling improved patient compliance. The Company’s lead product candidate, Anturol™, an oxybutynin ATD™ gel for the treatment of OAB (overactive bladder), is currently under evaluation in a pivotal Phase III trial. Antares has three validated drug delivery systems: the ATDTM Advanced Transdermal Gel Delivery system, injection technology platforms including both VibexTM disposable pressure assisted auto injectors and Vision® reusable needle-free injectors; and Easy TecTM oral disintegrating tablets (ODT). Two of the systems have generated FDA approved products. Antares Pharma leverages its multiple drug delivery systems to add value to existing drugs and to create new products. Antares Pharma has corporate headquarters in Ewing, New Jersey, with subsidiaries performing research, development, manufacturing and product commercialization activities in Minneapolis, Minnesota and Basel, Switzerland.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 including statements regarding the Company's intentions to submit a Plan with the NYSE Amex to regain compliance with the NYSE Amex listing requirements. These statements are subject to risks and uncertainties including the Company's ability to timely file the Plan, whether the NYSE Amex approves the Plan and the Company's ability to make progress on the actions set forth in the Plan. Such forward-looking statements include statements related to the Company’s future financial performance, and other statements which are other than statements of historical facts. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "intends," "plans," anticipates," "believes," "estimates," "predicts," "projects," "potential," "continue," and other similar terminology or the negative of these terms, but their absence does not mean that a particular statement is not forward-looking. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that may cause actual results to differ materially from those anticipated by the forward-looking statements. Additional information concerning factors that may cause actual results to differ materially from those anticipated in the forward-looking statements is contained in the "Risk Factors" section of the Company's Annual Report on Form 10-K for the year ended December 31, 2008, and in the Company's other periodic reports and filings with the Securities and Exchange Commission, particularly those risk factors related to the Company's clinical trial process and ability to gain FDA approval for its product candidates and the Company's ability to raise additional capital. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this press release, except as required by law.

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Contacts:

Antares Pharma	Investor Relations
Robert F. Apple	Lisa Wilson
609 359 3020	In-Site Communications

917 543 9932

lwilson@insitecony.com